UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2008

CTI INDUSTRIES CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	0-23115	36-2848943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22160 North Pepper Road, Barrington, IL	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(847) 3821000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 1.01 - Entry in to a Material Definitive Agreement

On April 10, 2008, Registrant entered into an Agreement with Babe Winkelman Productions, Inc. (“BWP”) pursuant to which BWP agreed to provide marketing and advertising services to Registrant in connection with Registrant’s ZipVac™ Portable Food Storage System. BWP will produce commercials featuring the ZipVac™ product which are to be aired at the time of Babe Winkelman syndicated programs, will produce a Kris’ Kitchen segment of the Winkelman shows which will feature uses of the ZipVac™ product and will provide other advertising and marketing services. Registrant will receive a license to use the name, image, likeness and testimonies of Babe and Kris Winkelman in connection with the ZipVac™ product line.

Registrant will pay a royalty of 3% of net revenues from the sale of the ZipVac product for the license and will issue to BWP 50,000 shares of common stock of Registrant. The shares will be earned over a two year period.

The Agreement is for a term commencing on April 1, 2008 and expiring on March 31, 2011.

Item No. 9.01 - Exhibit

The following exhibits are attached hereto:

Exhibit No.	Exhibit

10.1	Agreement dated April 10, 2008

99.1	Press Release dated April 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Industries Corporation
(Registrant)

Date: April 14, 2008	By:	/s/ Stephen M. Merrick

Stephen M. Merrick Executive Vice President